UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2019

Innovate Biopharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2019, Christopher P. Prior, Ph.D., the Chief Executive Officer and a member of the Board of Directors (the “Board”) of Innovate Biopharmaceuticals, Inc. (the “Company”), resigned as Chief Executive Officer and as a director of the Company, effective February 19, 2019. In connection with Dr. Prior’s resignation, on February 19, 2019, Dr. Prior and the Company entered into a Separation and Release Agreement (the “Separation Agreement”) pursuant to which Dr. Prior will (subject to his not revoking the Separation Agreement and continued compliance with existing confidentiality and non-compete obligations) be entitled to the severance payments set forth in his amended and restated employment agreement, dated March 11, 2018, with the Company, including an amount equal to 12 months of his current base salary and certain health care reimbursement benefits, and, additionally, continued vesting of his outstanding time-based equity awards for the 12-month period following the separation. On February 19, 2019, Dr. Prior also entered into a Consulting Agreement with the Company pursuant to which he will provide advisory services as requested by the Company for a 12 month term at a rate of $350 per hour.

On February 18, 2019, the Board appointed the Company’s current Executive Chairman, Sandeep Laumas, M.D., to the additional position of Chief Executive Officer of the Company, effective upon the resignation of Dr. Prior. Dr. Laumas will not be entitled to any additional compensation as a result of his appointment as Chief Executive Officer. Additional information about Dr. Laumas can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 16, 2018. In connection with this appointment, the Company has entered into an amendment to the Amended and Restated Executive Employment Agreement, dated March 11, 2018, by and between the Company and Dr. Laumas (the “Employment Agreement”) to provide that any subsequent cessation of Dr. Laumas’s status as Chief Executive Officer will not constitute “Good Reason” under Dr. Laumas’s Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovate Biopharmaceuticals, Inc.

Date: February 19, 2019	By:	/s/ Jay P. Madan
Jay P. Madan
President and Chief Business Officer